SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 13, 2002

                                  SCIENT, INC.
                 (EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

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


       DELAWARE                        333-68402                           58-2643480
(STATE OF INCORPORATION)        (COMMISSION FILE NUMBER)      (IRS EMPLOYER IDENTIFICATION NO.)
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                                 79 FIFTH AVENUE
                            NEW YORK, NEW YORK 10003
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


                                 (212) 500-4900
                         (REGISTRANT'S TELEPHONE NUMBER)





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ITEM 5.  OTHER EVENTS.

         On September 13, 2002, in connection with the voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York, Case Nos. 02-13455 through 02-13458 (AJG), as filed by Scient, Inc. ("Scient") and certain of its subsidiaries, the Bankruptcy Court entered an order approving the sale of substantially all of Scient's assets to SBI and Company and SBI Scient, Inc. Despite the entry of this order, there is no guarantee that this contemplated sale will be consummated. It is further anticipated that whether or not this sale is consummated, Scient's common stock will have no value.


ITEM 7.  Exhibits.

(c)      Exhibits:

         99.1 Order (i) Approving the Sale of Substantially All of the Assets of the Debtors, Free and Clear of Liens, Claims, and Encumbrances Pursuant to 11 U.S.C.ss.ss.105(a), 363(b), (f) And (m) And 1146(c), and Fed. R. Bankr. P. 2002, 6004 and 6006, Subject to the Terms of an Asset Purchase Agreement;
                  (ii) Authorizing the Debtors to Assume and Assign Executory Contracts; and (iii) Granting Related Relief




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Scient, Inc.


                                  By:       /s/ Gerard Dorsey
                                           -----------------------------------
                                                Gerard Dorsey
                                                Chief Financial Officer


Dated:  September 26, 2002




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                                  Exhibit Index

         99.1 Order (i) Approving the Sale of Substantially All of the Assets of the Debtors, Free and Clear of Liens, Claims, and Encumbrances Pursuant to 11 U.S.C.ss.ss.105(a), 363(b), (f) And (m) And 1146(c), and Fed. R. Bankr. P. 2002, 6004 and 6006, Subject to the Terms of an Asset Purchase Agreement;
                  (ii) Authorizing the Debtors to Assume and Assign Executory Contracts; and (iii) Granting Related Relief


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